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                                                                   Exhibit 10(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 811-21298 of Master Treasury Trust on Form N-1A of our reports dated May 21, 2003 on each Trust listed below appearing in the March 31, 2003 Annual Reports of the corresponding feeder funds listed below, in Part B of this Registration Statement.

Trust                                     Corresponding Feeder Funds
-----                                     --------------------------

Master Government Securities Trust        CMA Government Securities Fund
                                          WCMA Government Securities Fund

Master Money Trust                        CMA Money Fund
                                          WCMA Money Fund

Master Tax-Exempt Trust                   CMA Tax-Exempt Fund
                                          WCMA Tax-Exempt Fund

Master Treasury Trust                     CMA Treasury Fund
                                          WCMA Treasury Fund


/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 22, 2003